UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ocular Therapeutix, Inc.

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April 24, 2015

Dear Ocular Therapeutix, Inc. Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Thursday, June 11, 2015, beginning at 8:30 a.m., Eastern time, at 34 Crosby Drive, Suite 105, Bedford, MA 01730. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1 and 2, as set forth in the proxy statement.

We look forward to seeing you there.

Very truly yours,

Amarpreet Sawhney, Ph.D.
President and Chief Executive Officer and Chairman

OCULAR THERAPEUTIX, INC.

34 Crosby Drive, Suite 105

Bedford, MA 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, June 11, 2015

The 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 11, 2015, beginning at 8:30 a.m., Eastern time, at 34 Crosby Drive, Suite 105, Bedford, MA 01730, to consider and act upon the following matters:

1. To elect two class I directors of our board of directors to serve until the 2018 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 16, 2015 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,

Amarpreet Sawhney, Ph.D.
President and Chief Executive Officer and Chairman

Bedford, Massachusetts

April 24, 2015

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 16, 2015 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

OCULAR THERAPEUTIX, INC.

34 Crosby Drive, Suite 105

Bedford, MA 01730

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 11, 2015

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “board of directors” or the “board”) of Ocular Therapeutix, Inc. (“Ocular Therapeutix,” “we” or “us”) for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 11, 2015, beginning at 8:30 a.m., Eastern time, at 34 Crosby Drive, Suite 105, Bedford, MA 01730, and at any adjournment or postponement thereof. On April 16, 2015, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 21,439,308 shares of our common stock, par value $0.0001 per share (“common stock”). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)	You may vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

(2)	You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

(3)	You may vote by mail. You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

(4)	You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

•	submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions on the enclosed proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;

•	signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

•	giving our Chief Financial Officer a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class I directors (Proposal 1) is a “non-discretionary” item, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, your brokerage firm will not vote with respect to that proposal and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 16, 2015) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: To Elect Two Class I Directors. The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: To Ratify the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

This proxy statement, the enclosed proxy card and our 2014 annual report to stockholders were first made available to stockholders on or about April 24, 2015.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders

to Be Held on June 11, 2015:

This proxy statement and our 2014 annual report to

stockholders are available at www.ocutx.com

for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ocular Therapeutix, Inc., 34 Crosby Drive, Suite 105, Bedford, MA 01730, Attention: Chief Financial Officer, Telephone: (781) 357-4000.

CORPORATE GOVERNANCE

Board of Directors

Members of Our Board of Directors

Set forth below are the names and certain biographical information about each member of our board of directors, or board, as of March 31, 2015. The information presented includes each director’s principal occupation and business experience for the past five years and the names of other public companies of which he has served as a director during the past five years. We believe that all of our directors possess the attributes and characteristics described in “—Board Processes—Director Nomination Process.”

Name	Age	Position
Amarpreet Sawhney, Ph.D.	48	President and Chief Executive Officer and Chairman of our Board of Directors

Jaswinder Chadha	47	Director

James Garvey(1)(3)	68	Director

Richard Lindstrom, M.D.(2)(3)	67	Director

Bruce Peacock(1)(2)	63	Director

Charles Warden(1)(2)	46	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Amarpreet Sawhney, Ph.D. has served as our President and Chief Executive Officer and as a member of our board of directors since 2006. He has served as the Chairman of our board of directors since June 2014. From 2008 to April 2014, Dr. Sawhney also served as Chief Executive Officer of Augmenix, Inc., a biopharmaceutical company, which was, up until April 2014, an affiliate of Ocular through Dr. Sawhney’s service as Chief Executive Officer of both entities. Dr. Sawhney is also a general partner of Incept, LLC, an intellectual property holding company. Prior to joining Ocular Therapeutix, Dr. Sawhney founded and served as the President and Chief Executive Officer of Confluent Surgical, Inc., a medical device company, from 1998 to 2006 when it was acquired by Covidien plc. He served as a member of the board of directors of AccessClosure, Inc., a medical device company, from 2002 to 2009. Previously, he was a technical founder of Focal, Inc., a biopharmaceutical company subsequently acquired by Genzyme Corporation. Dr. Sawhney holds a Ph.D. and M.S. in Chemical Engineering from the University of Texas at Austin and a B.Tech. in Chemical Engineering from the Indian Institute of Technology, Delhi, India. We believe that Dr. Sawhney is qualified to serve on our board of directors because of his extensive executive leadership experience in the life sciences industry and his extensive knowledge of our company based on his position as President and Chief Executive Officer.

Jaswinder Chadha has served as a member of our board of directors since 2013. Mr. Chadha founded and has served as the President and Chief Executive Officer of Axtria, Inc., an analytics company, since 2009. Prior to founding Axtria, Mr. Chadha was a co-founder and served as President and Chief Executive Officer of marketRx Inc., a market research and analytics firm subsequently acquired by Cognizant Technology Solutions, from 2000 to 2009. Mr. Chadha holds a B.Tech. in Mechanical Engineering from the Indian Institute of Technology, Delhi, India. We believe that Mr. Chadha is qualified to serve on our board of directors because of his extensive experience in sales and marketing strategy in the life sciences industry.

James Garvey has served as a member of our board of directors since 2010. Mr. Garvey has been Managing Partner and Chairman of SV Life Sciences Advisers, LLC since 1995 and assumed the role of Chairman Emeritus in 2014. From 1995 to 2009, he also served as Chief Executive Officer of SV Life Sciences. Previously,

he was Managing Director for the venture capital division of Allstate Corporation, an insurance provider, President of National Teledata, a healthcare information technology company, and President and Chief Executive Officer of Allegheny International Medical Technology, a medical device company. Mr. Garvey has also held senior management positions at Millipore Corporation, a biopharmaceutical company. He serves as a member of the boards of directors of several privately-held life sciences companies and previously served as a member of the boards of directors of the publicly-traded companies Achillion Pharmaceuticals, Inc. and Shire plc. Mr. Garvey holds a B.S. in Education from Northern Illinois University. We believe that Mr. Garvey is qualified to serve on our board of directors because of his service on the boards of directors of other life sciences companies and his extensive executive leadership experience.

Richard Lindstrom, M.D. has served as a member of our board of directors since 2012. Dr. Lindstrom is a founder and director and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. He has served as a member of the boards of directors of Imprimis Pharmaceuticals, Inc., a pharmaceutical company, since 2014 and TearLab Corporation, a diagnostics company, since 2010 and served as a member of the board of directors of Onpoint Medical Diagnostics, Inc. from 2010 to 2013. Dr. Lindstrom has served as associate director of the Minnesota Lions Eye Bank since 1987. He is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery. From 1980 to 1989, he served as a professor of ophthalmology at the University of Minnesota, where he is currently adjunct professor emeritus. Dr. Lindstrom holds a B.A. in Pre-Medical Studies, a B.S. in Medicine and an M.D. from the University of Minnesota. We believe that Dr. Lindstrom is qualified to serve on our board of directors because of his service on the board of directors of other life sciences companies and his background in ophthalmology, which gives him a perspective that is helpful to the board for understanding our product market.

Bruce A. Peacock has served as a member of our board of directors since 2014. From August 2013 to September 2014, Mr. Peacock served as the Chief Financial and Business Officer of Ophthotech Corporation, or Ophthotech, a biopharmaceutical company. He served as the Chief Business Officer of Ophthotech from September 2010 to August 2013. Since May 2006, Mr. Peacock also has served as a Venture Partner at SV Life Sciences. Mr. Peacock served as President and Chief Executive Officer of Alba Therapeutics, a biopharmaceutical company, from April 2008 to February 2011, and has served as Co-Chairman of the board of directors of Alba Therapeutics since April 2008. Prior to joining SV Life Sciences, Mr. Peacock served as Chief Executive Officer and a director of The Little Clinic, a medical care services company. Previously, Mr. Peacock served as President and Chief Executive Officer and a director of Adolor Corporation, a publicly-traded biotechnology company, as President, Chief Executive Officer and a member of the board of directors of Orthovita, Inc., a publicly-traded orthopedic biomaterials company, as Executive Vice President, Chief Operating Officer and a member of the board of directors of Cephalon, Inc., as Chief Financial Officer of Cephalon, Inc. and as Chief Financial Officer of Centocor, Inc. Mr. Peacock serves as a member of the boards of directors of Applied Genetic Technologies Corporation, Dicerna Pharmaceuticals, Inc., Discovery Laboratories, Inc., and Invisible Sentinel Inc. and has served as a member of the boards of directors of Ocean Power Technologies, Inc., Ligand Pharmaceuticals Incorporated and NeurogesX, Inc. Mr. Peacock holds a B.A. in Business Administration from Villanova University and is a certified public accountant. We believe that Mr. Peacock is qualified to serve on our board of directors because of his extensive executive leadership experience, finance and accounting background, knowledge of the life sciences industry and service on the boards of directors of other life sciences companies.

Charles Warden has served as a member of our board of directors since 2008. Mr. Warden has served as a Managing Director at Versant Ventures since 2004. Prior to Versant, he was a General Partner at Schroder Ventures Life Sciences (now SV Life Sciences), where he worked from 1996 to 2004. Previously, Mr. Warden served as an associate with Boston Capital Ventures and as a consultant with Monitor Company. He serves on the boards of several privately-held life sciences companies and also has been involved with ForSight Labs, an ophthalmic incubator, The Foundry, a medical device incubator, and The Innovation Factory, a medical devices incubator. Mr. Warden holds a B.A. in Economics and Classics from Beloit College and an M.B.A from Harvard University. We believe that Mr. Warden is qualified to serve on our board of directors due to his significant experience as an investor in life sciences companies.

Board Composition

Our board of directors is currently authorized to have seven members. Our board currently consists of six members and one vacancy. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of 75% of the votes which all of our stockholders would be entitled to vote in any annual election of directors or class of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are James Garvey and Charles Warden, and their term expires at the 2015 Annual Meeting;

•	the class II directors are Jaswinder Chadha and Richard Lindstrom, M.D., and their term expires at the annual meeting of stockholders to be held in 2016; and

•	the class III directors are Bruce Peacock and Amarpreet Sawhney their term expires at the annual meeting of stockholders to be held in 2017.

Any new director appointed or elected to fill our board’s vacancy will be a class III director.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Board Determination of Independence

Applicable NASDAQ rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Sawhney and Mr. Chadha, is an “independent director” as defined under applicable NASDAQ rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with Ocular Therapeutix, including each of the transactions described below in “—Board Policies—Related Person Transactions,” and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Sawhney is not an independent director under these rules because he is our President and Chief Executive Officer. Mr. Chadha is not an independent director under these rules because of a compensation committee interlock with Axtria, Inc., or Axtria. See “—Compensation Committee Interlocks and Insider Participation” for additional information. In determining the independence of the members of our audit committee, our board of directors also considered that SV Life Sciences, an entity in which Mr. Garvey serves as Managing Partner and Chairman, was the beneficial owner of approximately 12.1% of our outstanding common stock as of December 31, 2014 and that Versant Ventures, an entity in which Mr. Warden serves as Managing Director, was the beneficial owner of approximately 13.9% of our outstanding common stock as of December 31, 2014.

There are no family relationships among any of our directors or executive officers, except between Dr. Sawhney and Mr. Chadha, who are cousins.

How Our Board Is Organized

Board Leadership Structure

Dr. Sawhney serves as Chairman of our board and as our President and Chief Executive Officer. Our board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Additionally, our board believes this leadership structure is particularly appropriate for our company given Dr. Sawhney’s long history with Ocular Therapeutix, his extensive knowledge of and experience with our business and industry and his ability to effectively identify strategic priorities for Ocular Therapeutix. Our board also believes that Dr. Sawhney’s combined role of Chairman and President and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board. Since July 2014, Mr. Warden has served as our Lead Independent Director. As our Lead Independent Director, Mr. Warden’s responsibilities include:

•	chairing any meeting of the independent directors of our board in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

•	facilitating communications between other members of our board and our Chairman and Chief Executive Officer;

•	monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and provide copies or summaries to the other directors as he considers appropriate;

•	working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and

•	otherwise consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com.

Audit Committee

The members of our audit committee are Bruce Peacock, James Garvey and Charles Warden. Mr. Peacock is the chair of the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Peacock is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current NASDAQ and SEC rules and regulations.

The audit committee met four times during 2014.

Compensation Committee

The members of our compensation committee are Charles Warden, Richard Lindstrom, M.D. and Bruce Peacock. Mr. Warden is the chair of the compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “—Board Processes—Executive and Director Compensation Processes.”

The compensation committee met four times during 2014.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are James Garvey and Richard Lindstrom, M.D. Mr. Garvey is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

The nominating and corporate governance committee did not meet during the year.

Compensation Committee Interlocks and Insider Participation

For 2014, following the effectiveness, on July 24, 2014, of the registration statement filed in connection with our initial public offering, the members of our compensation committee were Charles Warden, Richard Lindstrom, M.D. and Bruce Peacock. Prior to July 24, 2014, Alan Crane, Richard Lindstrom, M.D. and Charles Warden served on our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of Ocular Therapeutix. Dr. Sawhney, our President and Chief Executive Officer, is a member of the board of directors of Axtria. Axtria does not have a standing compensation committee or other board committee performing equivalent functions. Mr. Chadha, who serves on our board of directors, is a director, President and Chief Executive Officer of Axtria. In 2014, Mr. Chadha was not a member of our compensation committee. Except for Dr. Sawhney, none of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Board Meetings and Attendance

Our board of directors met ten times during 2014 and took action by written consent four times. During 2014, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he then served.

Our directors are expected to attend our annual meetings of stockholders. In 2014, we did not hold an annual meeting of stockholders.

Board Processes

Oversight of Risk

Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition; and our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “—Corporate Governance Guidelines”. Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

All of the director nominees are currently members of our board of directors. The nominee biographies under “—Board of Directors—Members of Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our current directors that led our nominating and corporate governance committee and our board to conclude he should continue to serve as a director of Ocular Therapeutix. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

Our nominating and corporate governance committee considers the value of diversity when selecting nominees, and believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Chief Financial Officer at Ocular

Therapeutix, Inc., 34 Crosby Drive, Suite 105, Bedford, MA 01730, Attention: Chief Financial Officer. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2016 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Chief Financial Officer at Ocular Therapeutix, Inc., 34 Crosby Drive, Suite 105, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357-4000. Additional information about contacting Ocular Therapeutix is posted under the heading “IR Contacts” on the Investor Relations section of our website, which is located at investors.ocutx.com.

In addition, stockholders who wish to communicate with our entire board may do so by writing to Charles Warden, Lead Independent Director, c/o Ocular Therapeutix, Inc., 34 Crosby Drive, Suite 105, Bedford, MA 01730. Communications will be forwarded to other directors if they relate to substantive matters that the Lead Independent Director considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2014, our compensation committee engaged Radford, an AON Hewitt Company, as its independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The committee also engaged Radford for recommendations and review of non-employee director compensation in 2014. Although our compensation committee considers the advice and recommendations of Radford as to our executive compensation program, our compensation committee ultimately makes their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

In March 2015, the compensation committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the NASDAQ listing standards. Based on such review, the committee concluded that the engagement of Radford did not raise any conflict of interest. Outside of services provided for the compensation committee, the compensation consultant provided nominal additional services to the company in 2014 related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to Radford in connection with these additional engagements was less than $120,000 in 2014.

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ocular Therapeutix and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of Ocular Therapeutix;

•	a majority of the members of our board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com.

Board Policies

Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ocular Therapeutix is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering. Nevertheless, with respect to such transactions, it was the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our board of directors.

Since January 1, 2014, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties:

Incept License Agreement

Since January 2012, we have been party to an amended and restated license agreement with Incept, LLC, or Incept, an intellectual property holding company. Dr. Sawhney, our President and Chief Executive Officer, is a general partner of Incept and has a 50% ownership stake in Incept. Farhad Khosravi, who served as a member of our board of directors until June 2013 and is a 5% stockholder in our company, is also a general partner of Incept and has a 50% ownership stake in Incept. Pursuant to the terms of the license agreement, we hold an exclusive, worldwide, perpetual, irrevocable license under specified patents and technology owned or controlled by Incept to make, have made, use, offer for sale, sell, sublicense, have sublicensed, offer for sublicense and import, products delivered to or around the human eye for diagnostic, therapeutic or prophylactic purposes relating to all human ophthalmic diseases or conditions. This license covers all of the patent rights and a significant portion of the technology for ReSure Sealant and our hydrogel platform technology product candidates. We will also be obligated to pay Incept a royalty equal to a low single-digit percentage of net sales made by us or our affiliates. Any sublicensee of ours also will be obligated to pay Incept a royalty equal to a low single-digit percentage of net sales made by it and will be bound by the terms of the agreement to the same extent as we are. In 2014 we paid $8,025 in royalties to Incept pursuant to the license agreement.

In addition, on February 12, 2014, we issued to Incept 189,393 shares of our common stock, valued at $1,665,000, in connection with the expansion of the scope of the license to include back of the eye technology held by Incept. As stockholders who each own 50% of Incept, Dr. Sawhney and Mr. Khosravi each could be deemed to have an aggregate interest of approximately $0.8 million in these transactions.

Khosravi Stock Grant

In February 2014, we issued to Mr. Khosravi 79,545 shares of our common stock, valued at $699,300 in exchange for consulting services rendered.

Participation in Initial Public Offering

In our initial public offering, certain of our officers and 5% stockholders and their affiliated entities purchased an aggregate of 707,149 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price of $13.00 per share. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders purchased in our initial public offering.

	Shares of Common Stock Purchased	Aggregate Purchase Price
Entities affiliated with SV Life Sciences(1)	238,460	$3,099,980
CHV II L.P.(2)	153,846	1,999,998
Farhad Khosravi(3)	76,922	999,986
Sparta Group MA LLC Series 12(4)	92,307	1,199,991
Baxter Healthcare Corporation(5)	67,692	879,996
Amarpreet Sawhney, Ph.D.(6)	76,922	999,986
Eric Ankerud	1,000	13,000

(1)	Consists of 231,877 shares purchased by SV Life Sciences Fund IV, L.P. and 6,583 shares purchased by SV Life Sciences Fund IV Strategic Partners, L.P. SV Life Sciences Fund IV (GP), LP is the general partner of SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. The general partner of SV Life Sciences Fund IV (GP), LP is SVLSF IV, LLC. The members of the investment committee of SVLSF IV, LLC are Kate Bingham, James Garvey, Eugene D. Hill, III, David Milne and Michael Ross. SVLSF IV, LLC and each of these individuals may be deemed to share voting, dispositive and investment power over the shares held of record by SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners L.P. Mr. Garvey is a member of our board of directors. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein.
(2)

Ascension Ventures II, LLC is the general partner of CHV II, L.P. Ascension Ventures II, LLC is governed by a Board of Managers, which has authority to invest and vote for the shares held by CHV II, L.P. Signatory and voting authority has been delegated to Matthew I. Hermann, Senior Managing Director of Ascension Ventures II, LLC. Decisions regarding liquidation of investment positions have been delegated by the Board to Anthony J. Speranzo, Executive Vice President and Chief Financial Officer, Ascension, and

Matthew I. Hermann, Senior Managing Director, Ascension Ventures II, LLC, acting jointly. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein.
(3)	Consists of shares purchased by the Farhad Khosravi & Flora Shirzad Khosravi Trust u/a/d 10/19/2004.
(4)	Gururaj Deshpande and Jaishree Deshpande are the Managers of Sparta Group MA LLC Series 12 and exercise voting and investment power over the shares held of record by Sparta Group MA LLC Series 12. Each of the individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein.
(5)	Baxter Healthcare Corporation is a direct, wholly-owned subsidiary of Baxter International Inc., an NYSE-listed company, and as such Baxter International Inc. is an indirect beneficial owner of the shares.
(6)	Consists of shares purchased by the Sangam Trust. Dr. Sawhney or his immediate family members are beneficiaries of the Sangam Trust.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2015:

Name	Age	Position
Amarpreet Sawhney, Ph.D.	48	President and Chief Executive Officer and Chairman of the Board of Directors

Bradford Smith	59	Chief Financial Officer

James Fortune	56	Chief Operating Officer

Eric Ankerud	58	Executive Vice President, Clinical, Regulatory and Quality

In addition to the biographical information for Dr. Sawhney, which is set forth above under “Corporate Governance—Board of Directors—Members of Our Board of Directors,” set forth below is certain biographical information about Mr. Smith, Mr. Fortune, and Mr. Ankerud:

Bradford Smith has served as our Chief Financial Officer since March 2014. Prior to joining Ocular Therapeutix, Mr. Smith served as the Chief Financial Officer of OmniGuide, Inc., a medical device company, from 2008 to March 2014. Previously, Mr. Smith served as the Chief Financial Officer of several other life sciences companies, including NeuroMetrix, Inc., a medical device company, Synarc, Inc., a clinical research organization company, PatientKeeper, Inc., a healthcare information technology company, Focal, Inc. and CytoTherapeutics, Inc., a biopharmaceutical company. Mr. Smith holds a B.S. in Biology from Tufts University and an M.B.A. from the Whittemore School at the University of New Hampshire.

James Fortune has served as our Chief Operating Officer since 2008. Mr. Fortune also served as the Chief Operating Officer of Augmenix, Inc. from 2008 to April 2014 and of AccessClosure, Inc. from 2008 to 2010. Prior to joining Ocular Therapeutix, Mr. Fortune served as the Chief Operating Officer of Intrinsic Therapeutics, Inc. and the Chief Operating Officer of Confluent Surgical, Inc. Previously, he held various senior management roles with the orthopedic and neurosurgical divisions of Johnson & Johnson. Mr. Fortune holds a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute.

Eric Ankerud has served as our Executive Vice President, Clinical, Regulatory and Quality, since 2007. From 2008 to April 2014, Mr. Ankerud also served as Executive Vice President, Clinical, Regulatory and Quality, of Augmenix, Inc. Prior to joining Ocular Therapeutix, Mr. Ankerud served as the Vice President, Clinical, Regulatory and Quality, of Confluent Surgical, Inc., the Vice President, Corporate Regulatory Affairs, of Boston Scientific Corporation, the Vice President, Quality, Regulatory and Clinical Affairs, of Summit Technology, Inc., a medical device company, and the Director, Corporate Regulatory Affairs, of Bausch & Lomb. Previously, he held various senior management roles with the surgical products and infusion pump divisions of C.R. Bard, a medical device manufacturer. Mr. Ankerud holds a B.A. in Economics from St. Lawrence University and a J.D. from the State University of New York at Buffalo.

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers, except between Dr. Sawhney and Mr. Chadha, who are cousins.

EXECUTIVE COMPENSATION

Our “named executive officers” for the year ended December 31, 2014 were as follows: Dr. Sawhney, our President, Chief Executive Officer and Chairman of our board of directors; Mr. Smith, our Chief Financial Officer; and Mr. Fortune, our Chief Operating Officer.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2014 and December 31, 2013.

Name and principal position	Year	Salary($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)(3)	Total($)
Amarpreet Sawhney, Ph.D.(4) President and Chief Executive Officer	2014 2013	500,000 254,894	(5) (7)	288,750	900,176	(6)	696,782 260,627		135	2,385,843 515,521
Bradford Smith(8) Chief Financial Officer	2014	248,750		76,781			732,622		1,215	1,059,368
James Fortune Chief Operating Officer	2014 2013	375,215 362,527		135,077			438,992 76,904	(9)	1,915	951,199 439,431

(1)	The amount reported in the “Stock Awards” column reflects the aggregate grant date fair value of stock-based awards granted during the year or in connection with the year’s performance, computed in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. See Note 11 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 20, 2015, regarding assumptions underlying the valuation of equity awards.
(2)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718. See Note 11 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 20, 2015, regarding assumptions underlying the valuation of equity awards.
(3)	The compensation included in the “All Other Compensation” column consists of “gross-ups” for the payment of taxes we paid to each of our named executive officers for a group term life insurance policy.
(4)	Dr. Sawhney also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(5)	In lieu of a portion of his 2014 salary, we granted Dr. Sawhney 94,696 shares of our restricted common stock, which had an aggregate fair market value of $832,491 at the time of grant. The shares vested on an equal monthly basis over 12 months starting on January 1, 2014.
(6)	Consists of (i) a stock grant to Dr. Sawhney of 25,094 shares of our common stock in February 2014 in recognition of his performance during 2013, (ii) a stock grant to Dr. Sawhney of 28,437 shares of our restricted common stock in lieu of payment of a portion of the base salary to which Dr. Sawhney will be entitled in 2015, and (iii) the incremental value of $429,574 received by Dr. Sawhney for the grant to him of 94,696 shares of our restricted common stock in excess of the $402,917 portion of his 2014 salary foregone.
(7)	In lieu of his 2013 salary of $254,894, we granted to Dr. Sawhney 100,378 shares of our restricted common stock, which had an aggregate fair market value of $249,100 at the time of grant. The shares vested on an equal monthly basis over 12 months starting on January 1, 2013.
(8)	Mr. Smith was appointed as our Chief Financial Officer in March 2014.
(9)	Includes an option granted to Mr. Fortune to purchase 7,339 shares of our common stock in February 2014 in recognition of his performance during 2013.

Narrative Disclosure to Summary Compensation Table

Base Salary

In 2014, we paid annualized base salaries of $233,000, which was increased to $500,000 in June 2014, to Dr. Sawhney; $325,000 to Mr. Smith; and $375,000 to Mr. Fortune. In 2015 we increased the base salaries of these officers as follows: Dr. Sawhney: $522,500; Mr. Smith: $333,531; and Mr. Fortune: $388,348. In 2013, we compensated Dr. Sawhney with an equity award in lieu of his base salary. In 2014, we compensated Dr. Sawhney with an equity award in lieu of a portion of his base salary. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Performance-Based Compensation

We do not have a formal performance-based bonus plan. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance. We did not pay any discretionary annual cash bonuses to our named executive officers for their 2013 performance. In the first quarter of 2015, we paid discretionary annual cash bonuses of $288,750 to Dr. Sawhney; $76,781 to Mr. Smith; and $135,077 to Mr. Fortune in recognition of their performance in 2014.

Equity Incentive Awards

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

We have historically granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by contemporaneous valuations and reviewed and approved by our compensation committee or our board of directors.

In February 2014, we granted to Mr. Fortune an option to purchase 7,339 shares of our common stock in recognition of his performance during 2013 and a stock award to Dr. Sawhney of 25,094 shares of our common stock in recognition of his performance during 2013. In March 2014, we granted Mr. Smith an option to purchase 123,105 shares of our common stock upon his appointment as our Chief Financial Officer, Dr. Sawhney an option to purchase 75,757 shares of our common stock, and Mr. Fortune an option to purchase 66,287 shares of our common stock. In April 2014, we granted Dr. Sawhney an option to purchase 47,348 shares of our common stock. The following table sets forth information regarding our option grants in 2014 to Dr. Sawhney, Mr. Smith and Mr. Fortune.

Name	Equity Award(#)	Exercise Price per share
Amarpreet Sawhney	13,882(1) 61,875(2) 47,348(3)	$ $ $	9.68 8.80 8.80

Bradford Smith	41,819(4) 81,286(5)	$ $	8.80 8.80

James Fortune	7,339(6) 21,814(7) 44,473(8)	$ $ $	8.80 8.80 8.80

(1)	This option vests over four years, with (i) approximately 11.4% of the shares underlying the option vesting on January 31, 2017, (ii) approximately 11.4% vesting monthly from February 28, 2017 to May 31, 2017, (iii) approximately 9.0% vesting on June 30, 2017, and (iv) approximately 11.4% vesting monthly from January 31, 2018 to March 31, 2018.
(2)	This option vests over four years, with (i) approximately 30.6% of the shares underlying the option vesting on March 31, 2015, (ii) approximately 2.6% vesting monthly from April 30, 2015 to December 31, 2016, (iii) approximately 0.5% vesting on June 30, 2017, and (iv) approximately 2.6% vesting monthly from July 31, 2017 to December 31, 2017.
(3)	This option vests over four years, with 25% of the shares underlying the option vesting on March 31, 2015, and 2.0833% vesting monthly thereafter.
(4)	This option vests over four years, with (i) approximately 27.2% of the shares underlying the option vesting on March 26, 2015, (ii) approximately 6.1% vesting monthly from January 26, 2016 to April 26, 2016, (iii) approximately 2.7% vesting on May 26, 2016, (iv) approximately 6.1% vesting monthly from January 26, 2017 to April 26, 2017, (v) approximately 2.7% vesting on May 26, 2017, and (vi) approximately 6.1% vesting monthly from January 26, 2018 to March 26, 2018.
(5)	This option vests over four years, with (i) approximately 23.9% of the shares underlying the option vesting on March 26, 2015, (ii) approximately 3.2% vesting monthly from April 26, 2015 to December 26, 2015, (iii) approximately 1.8% vesting on May 26, 2016, (iv) approximately 3.2% vesting monthly from June 26, 2016 to December 26, 2016, (v) approximately 1.8% vesting on May 26, 2017, and (vi) approximately 3.2% vesting monthly from June 26, 2016 to December 26, 2016.
(6)	This option vests over four years, with 25% of the shares underlying the option vesting on January 1, 2015 and 2.0833% of the shares vesting thereafter.
(7)	This option vests over four years, with (i) approximately 13.6% of the shares underlying the option vesting on March 31, 2015, (ii) approximately 6.3% vesting monthly from January 31, 2016 to April 30, 2016, (iii) approximately 1.1% vesting on May 31, 2016, (iv) approximately 6.3% vesting monthly from January 31, 2017 to June 30, 2017, (v) approximately 3.1% vesting on July 31, 2017, and (vi) approximately 6.3% vesting monthly from January 31, 2018 to March 31, 2018.
(8)	This option vests over four years, with (i) approximately 30.6% of the shares underlying the option vesting on March 31, 2015, (ii) approximately 3.1% vesting monthly from April 30, 2015 to December 31, 2015, (iii) approximately 2.6% vesting on May 31, 2016, (iv) approximately 3.1% vesting monthly from June 30, 2016 to December 31, 2016, (v) approximately 1.6% vesting on July 31, 2017, and (vi) approximately 3.1% vesting monthly from August 31, 2017 to December 31, 2017.

On February 4, 2015, our board of directors granted stock options under the 2014 Plan to each of our named executive officers. Beginning on the one-month anniversary of the grant date, each of these option awards will vest in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $30.07 per share, the last reported sale price of our common stock on The NASDAQ Global Market on the date of grant, and a grant date fair value of $19.25 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock issuable upon exercise of the stock options granted to our named executive officers on February 4, 2015:

Name	Option Award (#)
Amarpreet Sawhney	170,000

Bradford Smith	55,000

James Fortune	79,000

Outstanding Equity Awards as of December 31, 2014

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2014:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested
Amarpreet Sawhney, Ph.D.	91,539	18,309	(1)	1.35	8/11/2016
	26,857	79,525	(2)	2.73	1/30/2018
	59,947	23,064	(3)	2.49	1/30/2023
		13,882	(4)	9.68	3/30/2019
		61,875	(5)	8.80	3/30/2024
		47,348	(6)	8.80	4/13/2024
						28,437	(7)	668,838

Bradford Smith		41,819	(8)	8.80	3/25/2024
		81,286	(9)	8.80	3/25/2024

James Fortune	14,835	316	(10)	1.22	6/15/2021
	31,564	6,314	(11)	1.22	8/11/2021
	4,573	1,699	(12)	1.22	1/25/2022
	20,833	24,621	(13)	2.49	1/30/2023
	3,800	4,131	(14)	2.49	6/5/2023
		7,339	(15)	8.80	2/11/2024
		21,814	(16)	8.80	3/30/2024
		44,473	(17)	8.80	3/30/2024

(1)	Dr. Sawhney’s option to purchase 109,848 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on August 12, 2012 and 2.0833% of the shares vesting monthly thereafter.
(2)	Dr. Sawhney’s option to purchase 106,382 shares of common stock vests over four years, with (i) approximately 25.2% of the shares underlying the option vesting on February 1, 2014, (ii) approximately 3.7% vesting monthly from January 1, 2015 to July 1, 2015, (iii) approximately 3.5% vesting on August 1, 2015, (iv) approximately 3.7% vesting monthly from January 1, 2016 to October 1, 2016, (v) approximately 0.8% vesting on November 1, 2016, and (vi) approximately 3.7% vesting monthly from January 1, 2017 to February 1, 2017.
(3)	Dr. Sawhney’s option to purchase 83,011 shares of common stock vests over four years, with (i) approximately 24.7% of the shares underlying the option vesting on February 1, 2014, (ii) approximately 4.8% vesting monthly from March 1, 2014 to December 1, 2014, (iii) approximately 0.3% vesting on August 1, 2015, (iv) approximately 4.8% vesting monthly from September 1, 2015 to December 1, 2015, (v) approximately 3.7% vesting on November 1, 2016, and (vi) approximately 4.8% vesting on December 1, 2016.
(4)	Dr. Sawhney’s option to purchase 13,882 shares of common stock vests over four years, with (i) approximately 11.4% of the shares underlying the option vesting on January 31, 2017, (ii) approximately 11.4% vesting monthly from February 28, 2017 to May 31, 2017, (iii) approximately 9.0% vesting on June 30, 2017, and (iv) approximately 11.4% vesting monthly from January 31, 2018 to March 31, 2018.
(5)	Dr. Sawhney’s option to purchase 61,875 shares of common stock vests over four years, with (i) approximately 30.6% of the shares underlying the option vesting on March 31, 2015, (ii) approximately 2.6% vesting monthly from April 30, 2015 to December 31, 2016, (iii) approximately 0.5% vesting on June 30, 2017, and (iv) approximately 2.6% vesting monthly from July 31, 2017 to December 31, 2017.

(6)	Dr. Sawhney’s option to purchase 47,348 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on March 31, 2015, and 2.0833% vesting monthly thereafter.
(7)	On April 14, 2014, we granted Dr. Sawhney 28,437 shares of restricted common stock, which grant is in lieu of payment of a portion of the base salary to which Dr. Sawhney will be entitled for 2015.
(8)	Mr. Smith’s option to purchase 41,819 shares of common stock vests over four years, with (i) approximately 27.2% of the shares underlying the option vesting on March 26, 2015, (ii) approximately 6.1% vesting monthly from January 26, 2016 to April 26, 2016, (iii) approximately 2.7% vesting on May 26, 2016, (iv) approximately 6.1% vesting monthly from January 26, 2017 to April 26, 2017, (v) approximately 2.7% vesting on May 26, 2017, and (vi) approximately 6.1% vesting monthly from January 26, 2018 to March 26, 2018.
(9)	Mr. Smith’s option to purchase 81,286 shares of common stock vests over four years, with (i) approximately 23.9% of the shares underlying the option vesting on March 26, 2015, (ii) approximately 3.2% vesting monthly from April 26, 2015 to December 26, 2015, (iii) approximately 1.8% vesting on May 26, 2016, (iv) approximately 3.2% vesting monthly from June 26, 2016 to December 26, 2016, (v) approximately 1.8% vesting on May 26, 2017, and (vi) approximately 3.2% vesting monthly from June 26, 2016 to December 26, 2016.
(10)	Mr. Fortune’s option to purchase 15,151 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on January 3, 2012 and 2.0833% of the shares vesting monthly thereafter.
(11)	Mr. Fortune’s option to purchase 37,878 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on August 12, 2012 and 2.0833% of the shares vesting monthly thereafter.
(12)	Mr. Fortune’s option to purchase 6,272 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on January 3, 2013 and 2.0833% of the shares vesting monthly thereafter.
(13)	Mr. Fortune’s option to purchase 45,454 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on February 1, 2014 and 2.0833% of the shares vesting monthly thereafter.
(14)	Mr. Fortune’s option to purchase 7,931 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on January 1, 2014 and 2.0833% of the shares vesting thereafter.
(15)	Mr. Fortune’s option to purchase 7,339 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on January 1, 2015 and 2.0833% of the shares vesting thereafter.
(16)	Mr. Fortune’s option to purchase 21,814 shares of common stock vests over four years, with (i) approximately 13.6% of the shares underlying the option vesting on March 31, 2015, (ii) approximately 6.3% vesting monthly from January 31, 2016 to April 30, 2016, (iii) approximately 1.1% vesting on May 31, 2016, (iv) approximately 6.3% vesting monthly from January 31, 2017 to June 30, 2017, (v) approximately 3.1% vesting on July 31, 2017, and (vi) approximately 6.3% vesting monthly from January 31, 2018 to March 31, 2018.
(17)	Mr. Fortune’s option to purchase 44,473 shares of common stock vests over four years, with (i) approximately 30.6% of the shares underlying the option vesting on March 31, 2015, (ii) approximately 3.1% vesting monthly from April 30, 2015 to December 31, 2015, (iii) approximately 2.6% vesting on May 31, 2016, (iv) approximately 3.1% vesting monthly from June 30, 2016 to December 31, 2016, (v) approximately 1.6% vesting on July 31, 2017, and (vi) approximately 3.1% vesting monthly from August 31, 2017 to December 31, 2017.

Employment Agreements with Executive Officers

In June and July 2014, we entered into an amended and restated employment agreement with Dr. Sawhney and employment agreements with Mr. Smith, Mr. Fortune and Mr. Ankerud. Each of these agreements provides that employment will continue until either we or the executive provides written notice of termination in accordance with the terms of the agreement. In addition, each of these agreements prohibits the executives from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter.

Pursuant to their respective employment agreements, each of these executives is entitled to receive a minimum annual base salary as follows: Dr. Sawhney: $500,000; Mr. Smith: $325,000; Mr. Fortune: $375,000; and Mr. Ankerud: $330,000. On February 12, 2014, we granted to Dr. Sawhney 94,696 shares of restricted common stock, which grant is in lieu of payment of a portion of Dr. Sawhney’s base salary for 2014. On April 14, 2014, we granted to Dr. Sawhney 28,437 shares of restricted common stock, which grant is in lieu of payment of a portion of the base salary to which Dr. Sawhney will be entitled for 2015.

In addition, each of these executives is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives that are determined by our Compensation Committee following the end of each year, calculated as a percentage of the executive’s annual base salary, and which will be determined by our board of directors, in its sole discretion. The target annual bonus, as a percentage of annual base salary, for each of these executives is as follows: Dr. Sawhney: 55%; Mr. Smith: 35%; Mr. Fortune: 40%; and Mr. Ankerud: 35%.

Dr. Sawhney’s amended and restated employment agreement provides for the assignment of all intellectual property he solely or jointly develops to Incept, LLC.

Potential Payments Upon Termination or Change in Control Transaction

Upon execution and effectiveness of a release of claims, each of our executives will be entitled to severance payments if his employment is terminated under specified circumstances.

Dr. Sawhney. If we terminate Dr. Sawhney’s employment without cause, as defined in his employment agreement, or if Dr. Sawhney terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control, or “corporate change,” as defined in his employment agreement, we are obligated to pay Dr. Sawhney’s base salary for a period of 18 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Dr. Sawhney and certain of his dependents with group health insurance for a period of 18 months. In addition, to the extent any shares of restricted stock granted to Dr. Sawhney in lieu of his base salary, as described above, remain unvested as of his termination, such shares will continue to vest during the 18-month severance period as if Dr. Sawhney had continued to be employed through the end of such period.

If we terminate Dr. Sawhney’s employment without cause or if Dr. Sawhney terminates his employment with us for good reason, in each case within 12 months following a corporate change, we are obligated to pay Dr. Sawhney in a lump sum an amount equal to his base salary for 24 months, to pay Dr. Sawhney an amount equal to two times his target annual bonus for the year of termination, to accelerate in full the vesting of all of Dr. Sawhney’s outstanding equity awards and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Dr. Sawhney and certain of his dependents with group health insurance for a period of 24 months.

Other Executive Officers. For each of Mr. Smith, Mr. Fortune and Mr. Ankerud, if we terminate such executive’s employment without cause, as defined in such executive’s employment agreement, or if the executive terminates his employment with us for good reason, as defined in such executive’s employment agreement, absent a change in control, or “corporate change,” as defined in such executive’s employment agreement, we are obligated to pay such executive’s base salary for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide such executive and certain of his dependents with group health insurance for a period of 12 months.

If we terminate Mr. Smith, Mr. Fortune or Mr. Ankerud without cause or if such executive terminates his employment with us for good reason, in each case within 12 months following a corporate change, we are obligated to pay to such executive in a lump sum an amount equal to his base salary for 18 months, to pay to such executive an amount equal to one and one-half times his target annual bonus for the year of termination, to accelerate in full the vesting of all outstanding equity awards held by such executive and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide such executive and certain of his dependents with group health insurance for a period of 18 months.

Taxation. To the extent that any severance or other compensation payment to any of Dr. Sawhney, Mr. Smith, Mr. Fortune or Mr. Ankerud pursuant to his employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

Equity Incentive Plans

The three equity incentive plans described in this section are our 2006 Stock Incentive Plan, as amended, or the 2006 Plan; our 2014 Stock Incentive Plan, or the 2014 Plan; and our 2014 Employee Stock Purchase Plan, or the 2014 ESPP. Prior to our initial public offering, which closed on July 30, 2014, we granted awards to eligible participants under the 2006 Plan. Following the closing of our initial public offering, we ceased granting awards under the 2006 Plan and started granting awards to eligible participants under the 2014 Plan and the 2014 ESPP.

2006 Stock Incentive Plan

The 2006 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code, non-statutory stock options and stock grants. Our key employees, officers, directors, and consultants, as well as key employees, officers, directors, and consultants of our affiliates and certain other strategic partners, were eligible to receive awards under our 2006 Plan. However, incentive stock options could only be granted to our key employees. The terms of awards were set forth in the applicable award agreements. Our board of directors may amend our 2006 Plan at any time, subject in certain circumstances to stockholder approval. Stockholders may terminate our 2006 Plan at any time. Subject to certain limitations with respect to incentive stock options, our board of directors may accelerate the exercise date of any installment of any option under the 2006 Plan, and may amend the terms or conditions of an outstanding option or stock grant under the 2006 Plan, subject to participant consent of any amendment that is adverse to the participant.

Awards under our 2006 Plan are subject to adjustment in the event of certain corporate transactions affecting our common stock such as stock splits, stock dividends or similar transactions. In the event of a recapitalization or reorganization (other than an Acquisition, as described below) pursuant to which our securities or securities of another corporation are issued with respect to outstanding shares of our common stock, a participant, upon exercising or accepting an option or stock grant under the 2006 Plan, will be entitled to receive, for the purchase price, if any, paid upon such exercise or acceptance, the securities which would have been received if such option or stock grant had been exercised or accepted prior to such recapitalization or reorganization.

In the event of an Acquisition (as defined in the 2006 Plan) of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding options:

•	make appropriate provision for the continuation of outstanding options by substituting on an equitable basis for the shares then subject to outstanding options either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity;

•	upon written notice to participants, provide that all outstanding options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) and that unexercised options will terminate within a specified time period of such notice; or

•	terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

In the event of an Acquisition of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding stock grants:

•	make appropriate provisions for the continuation of outstanding stock grants by substituting on an equitable basis for the shares then subject to outstanding stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity;

•	upon written notice to participants, provide that all outstanding stock grants must be accepted (to the extent then subject to acceptance) and that unaccepted stock grants will terminate within a specified number of days of the date of such notice; or

•	terminate all outstanding stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grant over the purchase price thereof, if any.

In addition, in the event of an Acquisition of us, our board of directors may waive all or any repurchase rights with respect to outstanding stock grants.

As of March 31, 2015, under our 2006 Plan, there were options to purchase an aggregate of 1,512,312 shares of common stock outstanding at a weighted average exercise price of $4.95 per share. We will grant no further stock options or other awards under our 2006 Plan. However, any shares of common stock subject to awards under our 2006 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2014 Plan, up to a specified number of shares.

2014 Stock Incentive Plan

Our 2014 Plan, which became effective on July 30, 2014, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards. The number of shares of our common stock that are currently reserved for issuance under the 2014 Plan is the sum of (1) 1,244,413 shares, 92,494 shares reserved for issuance under the 2006 Plan that remained available for grant under the 2006 Plan immediately prior to the closing of our initial public offering, and the number of shares of our common stock subject to outstanding awards under our 2006 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, plus (2) an annual increase, to be added on the first day of each fiscal year, continuing until, and including, the fiscal year ending December 31, 2024, equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. On December 23, 2014, the board of directors increased the number of shares authorized for issuance under the 2014 Plan by an additional 790,000 shares, effective as of January 1, 2015.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2014 Plan. However, incentive stock options may only be granted to our employees.

Subject to any limitation in the 2014 Plan, our board of directors or any committee or officer to which our board of directors has delegated authority will select the recipients of awards and determine:

•	the number of shares of common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;

•	the type of options to be granted;

•	the exercise price of options and measurement price of stock appreciation rights, neither of which may be less than 100% of the fair market value of our common stock on the grant date;

•	the duration of options and stock appreciation rights, which may not be in excess of ten years;

•	the methods of payment of the exercise price of options; and

•	the number of shares of common stock subject to any restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions, if any.

Our board of directors has delegated authority to our Chief Executive Officer to grant awards under the 2014 Plan to all new hires, other than executive officers, subject to any limitations under the 2014 Plan. Our board of directors has established the terms of the awards to be granted by our Chief Executive Officer, including the exercise price of such awards (which may include a formula by which the exercise price will be determined), and the maximum number of shares subject to awards that such executive officer may make.

Awards under the 2014 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 Plan, as to some or all outstanding awards, other than restricted stock:

•	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;

•	upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;

•

in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and

•	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2014 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

No award may be granted under the 2014 Plan after July 29, 2024. Our board of directors may amend, suspend or terminate the 2014 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

2014 Employee Stock Purchase Plan

Our 2014 ESPP, which became effective immediately prior to the closing of our initial public offering, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 ESPP is administered by our board of directors or by a committee appointed by our board of directors. On December 23, 2014, the board of directors increased the number of shares authorized for issuance under the 2014 ESPP by an additional 25,000 shares, effective as of January 1, 2015. As of March 31, 2015, the 2014 ESPP provides participating employees with the opportunity to purchase an aggregate of 227,007 shares of our common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2014 ESPP, are eligible to participate in the 2014 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;

•	such person has been employed by us or by a designated subsidiary for at least six months prior to enrolling in the 2014 ESPP; and

•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2014 ESPP.

No employee may purchase shares of our common stock under the 2014 ESPP and any of our other employee stock purchase plans in excess of $25,000 of the fair market value of our common stock (as of the date of the option grant) in any calendar year. In addition, no employee may purchase shares of our common stock under the 2014 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

Our first offering period commenced October 1, 2014, and closed on December 31, 2014, at which time 5,395 shares of common stock were issued. We plan to have offering periods two times annually, each six months in duration, to purchase stock under the 2014 ESPP. Payroll deductions will be made and held for the purchase of our common stock at the end of each offering period.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2014 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2014 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the number and class of securities available under the 2014 ESPP, the share limitations under the 2014 ESPP and the purchase price for an offering period under the 2014 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2014 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2014 ESPP on such terms as our board or committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2014 ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2014 ESPP or any portion thereof. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2014 ESPP to fail to comply with Section 423 of the Code. The 2014 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which is $18,000 for 2015. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2015 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We do not currently make discretionary contributions or matching contributions to our 401(k) plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2014. As of December 31, 2014, we had three equity compensation plans, each of which were approved by our stockholders: the 2006 Plan, the 2014 Plan and the 2014 ESPP.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,701,699	$5.30	1,494,529

Equity compensation plans not approved by security holders	—	—	—

Total	1,701,699	$5.30	1,494,529

As described above under “—2014 Stock Incentive Plan”, the 2014 Plan includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors, which, in the case of 2015, was 790,000 shares, an amount determined by our board of directors. Additionally, as described above under “—2014 Employee Stock Purchase Plan”, the 2014 ESPP includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 207,402 shares of our common stock, 0.5% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors, which, in the case of 2015, was 25,000 shares, an amount determined by our board of directors.

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2014, with the exception of Dr. Sawhney, who do not receive compensation for service on our board of directors and whose compensation is included in the “Summary Compensation Table” above under “Executive Compensation”.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		Total ($)
Jaswinder Chadha	19,313	221,317	(3)	240,630

Alan Crane		108,971	(4)(5)	108,971

James Garvey	22,313	108,971	(4)	131,284

Richard Lindstrom, M.D.	19,250	221,317	(3)	240,567

Bruce Peacock	24,500	120,982	(6)	145,482

Charles Warden	23,188	108,971	(4)	132,159

(1)	Fees earned or paid in cash consist of:

•	for Mr. Chadha, $4,000 for serving as a member of our board under his previous director services agreement and a prorated portion of $35,000 for serving as a member of our board following our initial public offering;

•	for Mr. Garvey, a prorated portion of $35,000 for serving as a member of our board, $8,000 for serving as the chairman of our nominating and corporate governance committee and $8,000 for serving as a member of our audit committee following our initial public offering;

•	for Dr. Lindstrom, a prorated portion of $35,000 for serving as a member of our board, $5,000 for serving as a member of our compensation committee and $4,000 for serving as a member of our nominating and corporate governance committee, in each case following our initial public offering;

•	for Mr. Peacock, a prorated portion of $35,000 for serving as a member of our board, $16,000 for serving as the chairman of our audit committee and $5,000 for serving as a member of our compensation committee, in each case following our initial public offering; and

•	for Mr. Warden, a prorated portion of $35,000 for serving as a member of our board, $10,000 for serving as the chairman of our compensation committee and $8,000 for serving as a member of our audit committee, in each case following our initial public offering.

(2)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 11 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 20, 2015, regarding assumptions underlying the valuation of equity awards.
(3)	Consists of (i) the option to purchase 18,939 shares of common stock vesting over four years, with 25% of the shares underlying the option vesting on April 11, 2015 and 2.0833% of the shares vesting monthly thereafter and (ii) the option to purchase 11,363 shares of common stock which began to vest with respect to 1/36th of the shares on the one month anniversary of the closing of our initial public offering and vests with respect to an additional 1/36th of the shares on each monthly anniversary thereafter.
(4)	Consists of the option to purchase 11,363 shares of common stock which began to vest with respect to 1/36th of the shares on the one month anniversary of the closing of our initial public offering and vests with respect to an additional 1/36th of the shares on each monthly anniversary thereafter.
(5)	Mr. Crane resigned from the Board upon our initial public offering. As a result, his option expired prior to vesting.
(6)	Consists of the option to purchase 11,363 shares of common stock which began to vest with respect to 1/36th of the shares on the one month anniversary of Mr. Peacock’s election to our board of directors and vests with respect to an additional 1/36th of the shares on each monthly anniversary thereafter.

Prior to 2014, we did not pay cash compensation to any non-employee director for his or her service as a director, with the exception of Jaswinder Chadha and Richard Lindstrom, M.D., who each entered into director services agreements with us. Under the terms of his director services agreement, we agreed to grant Mr. Chadha a stock option award for 9,469 shares of our common stock and to pay him a $2,000 per-meeting attendance fee for his service as a director. In 2013, Mr. Chadha received a stock option with a fair value equal to $16,195 and cash compensation of $4,000. Under the terms of his director services agreement, we agreed to grant Dr. Lindstrom a one-time stock option award of 9,469 shares and to pay him a $5,000 per-meeting attendance fee for his service as a director. We granted Dr. Lindstrom his stock option award in 2012. In 2013, Dr. Lindstrom received cash compensation of $15,000 for his service as a director.

In April 2014, Mr. Chadha and Dr. Lindstrom were each granted an option to purchase 18,939 shares of our common stock for services previously rendered. In April 2014, all of our existing non-employee directors other than Mr. Peacock were each granted an option to purchase 11,363 shares of our common stock. In connection with his election to our board of directors, Mr. Peacock received an option to purchase 11,363 shares of our common stock in August 2014.

Director Compensation Arrangements

Since the closing of our initial public offering in July 2014, our non-employee directors are compensated for their services on our board of directors as follows:

•	each new non-employee director will receive an initial grant of an option under our 2014 Plan to purchase 11,363 shares of common stock upon his or her initial election to our board of directors;

•	each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option under our 2014 Plan to purchase 5,681 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of our stockholders;

•	each non-employee director will receive an annual cash fee of $35,000;

•	each non-employee director who is a member of the audit committee will receive an additional annual cash fee of $8,000 ($16,000 for the audit committee chairman);

•	each non-employee director who is a member of the compensation committee will receive an additional annual cash fee of $5,000 ($10,000 for the compensation committee chairman); and

•	each non-employee director who is a member of the nominating and corporate governance committee will receive an additional annual cash fee of $4,000 ($8,000 for the nominating and corporate governance committee chairman).

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our future newly elected non-employee directors will, subject to the director’s continued service on our board, vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the grant date. The annual stock options granted to our non-employee directors will, subject to the director’s continued service on our board, vest with respect to 100% of the shares on the first anniversary of the grant date.

Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board. In addition, no fee was payable in respect of any period prior to the effective date of the registration statement from our initial public offering, and the first payment after the effective date was prorated therefor.

Each non-employee director will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves or otherwise in direct service of our company.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Ocular Therapeutix, Inc. has reviewed Ocular Therapeutix’s audited financial statements for the fiscal year ended December 31, 2014 and discussed them with Ocular Therapeutix’s management and PricewaterhouseCoopers LLP, Ocular Therapeutix’s independent registered public accounting firm.

The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Ocular Therapeutix’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Ocular Therapeutix’s board of directors that the audited financial statements referred to above be included in Ocular Therapeutix’s Annual Report on Form 10-K for the year ended December 31, 2014.

By the audit committee of the board of directors of Ocular Therapeutix, Inc.

Bruce Peacock

James Garvey

Charles Warden

Audit Fees and Services

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2014	2013
Audit Fees(1)	$1,243,813	$91,700
Audit-Related Fees	$—	$—

Tax Fees(2)	$12,125	$19,050

All Other Fees	$—	$—

Total Fees	$1,255,938	$110,750

(1)	This category includes fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements in 2014 and 2013. Included in 2014 are also the fees related to the review of condensed financial statements included in our Quarterly Reports on Form 10-Q and the registration statement on Form S-1 filed in connection with our initial public offering. Audit Fees for 2014 also consist of fees related to the filing of a registration statement on Form S-8.
(2)	This category consists of fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance services for 2013 and 2014. Included in 2013 are fees related a Code Section 382 study performed by PricewaterhouseCoopers LLP.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Class I Directors

In accordance with the terms of our certificate of incorporation and our by-laws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

•	Class I: James Garvey and Charles Warden, and their term expires at the 2015 Annual Meeting.

•	Class II: Jaswinder Chadha and Richard Lindstrom, M.D., and their term expires at the annual meeting of stockholders to be held in 2016.

•	Class III: Bruce Peacock and Amarpreet Sawhney, and their term expires at the annual meeting of stockholders to be held in 2017.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Messrs. Garvey and Warden are current directors whose terms expire at the 2015 Annual Meeting. Messrs. Garvey and Warden are each nominated for re-election as a class I director, with a term ending in 2018.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2018, each such nominee to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for either or both nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that either of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: To Ratify the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

The audit committee of our board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2006. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law or NASDAQ rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OCULAR THERAPEUTIX’ S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2015 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 21,428,571 shares of our common stock outstanding as of March 31, 2015. The information set forth in the columns entitled “Shares Beneficially Owned” do not give effect to the issuance of any additional shares issuable upon exercise of outstanding options or warrants as of March 31, 2015.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2015, are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Ocular Therapeutix, Inc., 34 Crosby Drive, Suite 105, Bedford, MA 01730.

Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Amarpreet Sawhney, Ph.D.(1)	2,868,530	13.2%
James Fortune(2)	231,315	1.1%
Bradford Smith(3)	39,342	*
Jaswinder Chadha(4)	144,217	*
James Garvey(5)	2,589,710	12.1%
Richard Lindstrom, M.D.(6)	58,709	*
Bruce Peacock(7)	3,156	*
Charles Warden(8)	2,966,487	13.8%
All Executive Officers and Directors as a Group (9 persons)(9)	8,880,829	40.5%

5% Stockholders
Entities affiliated with Versant Ventures(10)	2,962,384	13.8%
Entities affiliated with Polaris Ventures(11)	2,030,009	9.5%
Entities affiliated with SV Life Sciences(12)	2,585,607	12.1%
CHV II L.P.(13)	2,100,138	9.8%
Farhad Khosravi(14)	1,112,422	5.2%
Wellington Management Group(15)	1,296,690	6.1%

(1)	Consists of (i) 564,164 shares of common stock held by Dr. Sawhney directly; (ii) 253,478 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015; (iii) 379,419 shares of common stock held by the SAFIGS Trust; (iv) 71,969 shares of common stock held by the Sawhney Family Dynasty Trust; (v) 394,862 shares of common stock held by the Sangam Trust; (vi) 38,420 shares of common stock held by the Navdeep Chadha 2007 Delaware Trust; (vii) 130,448 shares of common stock held by the Jaswinder Chadha 2007 Delaware Trust; (viii) 189,393 shares of common stock held by the Amarpreet S. Sawhney 2014 GRAT; and (ix) 846,377 shares of common stock held by Incept, LLC. Dr. Sawhney has voting and investment power as a trustee of the Navdeep Chadha 2007 Delaware Trust and the Jaswinder Chadha 2007 Delaware Trust. Dr. Sawhney has voting and investment power as a general partner of Incept, LLC. Dr. Sawhney or his immediate family members are beneficiaries of the SAFIGS Trust, the Sawhney Family Dynasty Trust, the Sangam Trust and the Amarpreet S. Sawhney 2014 GRAT. Dr. Sawhney expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for Dr. Sawhney and for each of the entities listed above is Ocular Therapeutix, Inc., 34 Crosby Drive, Suite 105, Bedford, MA 01730.
(2)	Consists of (i) 119,901 shares of common stock and (ii) 111,414 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015.
(3)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015.
(4)	Consists of (i) 130,448 shares of common stock held by the Jaswinder Chadha 2007 Delaware Trust and (ii) 13,769 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015.
(5)	Consists of (i) 4,103 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015 held by Mr. Garvey directly; (ii) 2,514,226 shares of common stock held by SV Life Sciences Fund IV, L.P.; and (iii) 71,381 shares of common stock held by SV Life Sciences Fund IV Strategic Partners, L.P. SV Life Sciences Fund IV (GP), LP is the general partner of SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. The general partner of SV Life Sciences Fund IV (GP), LP is SVLSF IV, LLC. The members of the investment committee of SVLSF IV, LLC are Kate Bingham, James Garvey, Eugene D. Hill, III, David Milne and Michael Ross. SVLSF IV, LLC and each of these individuals may be deemed to share voting, dispositive and investment power over the shares held of record by SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners L.P. Mr. Garvey is a member of our board of directors. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is One Boston Place, Suite 3900, Boston, MA 02108.
(6)	Consists of (i) 43,559 shares of common stock and (ii) 15,150 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015.
(7)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015.
(8)	Consists of (i) 4,103 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2015 held by Mr. Warden directly; (ii) 2,944,993 shares of common stock held by Versant Venture Capital III, L.P.; and (iii) 17,391 shares of common stock held by Versant Side Fund III, L.P. Versant Ventures III, LLC is the general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. The managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, Rebecca B. Robertson and Charles M. Warden. Each of these individuals exercises shared voting and investment power over the shares held of record by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Warden is a member of our board of directors. Each of the individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, California 94025.
(9)

Consists of (i) 8,405,292 shares of common stock and (ii) 475,537 shares of common stock underlying options that are exercisable as of March 31, 2015 or will become exercisable within 60 days after such date.

Dr. Sawhney’s interest as trustee and Mr. Chadha’s interest as beneficiary of 130,448 shares of common stock held by the Jaswinder Chadha 2007 Delaware Trust are reflected in Dr. Sawhney’s and Mr. Chadha’s totals above. They are counted only once in this total.
(10)	Consists of 2,944,993 shares of common stock held by Versant Venture Capital III, L.P. and 17,391 shares of common stock held by Versant Side Fund III, L.P. Versant Ventures III, LLC is the general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. The managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, Rebecca B. Robertson and Charles M. Warden. Each of these individuals exercises shared voting and investment power over the shares held of record by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Warden is a member of our board of directors. Each of the individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, California 94025.
(11)	Consists of 1,958,824 shares of common stock held by Polaris Venture Partners V, L.P., 38,178 shares of common stock held by Polaris Venture Partners Entrepreneurs’ Fund V, L.P., 13,419 shares of common stock held by Polaris Venture Partners Founders’ Fund V, L.P. and 19,588 shares of common stock held by Polaris Venture Partners Special Founders’ Fund V, L.P., collectively the Polaris Funds. Polaris Venture Management Co. V, LLC is the general partner of the Polaris Funds. The managing members of Polaris Venture Management Co. V, LLC are Terrance G. McGuire and Jonathan A. Flint. Polaris Venture Management Co. V, LLC and each of these individuals exercises voting and investment power over the shares held of record by the Polaris Funds. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is Polaris Venture Partners, 1000 Winter Street, Suite 3350, Waltham, MA 02451.
(12)	Consists of 2,514,226 shares of common stock held by SV Life Sciences Fund IV, L.P. and 71,381 shares of common stock held by SV Life Sciences Fund IV Strategic Partners, L.P. SV Life Sciences Fund IV (GP), LP is the general partner of SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. The general partner of SV Life Sciences Fund IV (GP), LP is SVLSF IV, LLC. The members of the investment committee of SVLSF IV, LLC are Kate Bingham, James Garvey, Eugene D. Hill, III, David Milne and Michael Ross. SVLSF IV, LLC and each of these individuals may be deemed to share voting, dispositive and investment power over the shares held of record by SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners L.P. Mr. Garvey is a member of our board of directors. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is One Boston Place, Suite 3900, Boston, MA 02108.
(13)	Based on information provided in a Schedule 13G filed on February 10, 2015. Ascension Ventures II, LLC is the general partner of CHV II, L.P. Ascension Ventures II, LLC is governed by a Board of Managers, which has authority to invest and vote for the shares held by CHV II, L.P. Signatory and voting authority has been delegated to Matthew I. Hermann, Senior Managing Director of Ascension Ventures II, LLC. Decisions regarding liquidation of investment positions have been delegated by the Board to Anthony J. Speranzo, Executive Vice President and Chief Financial Officer, Ascension, and Matthew I. Hermann, Senior Managing Director, Ascension Ventures II, LLC, acting jointly. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is Ascension Ventures, 101 South Hanley Road, Suite 200, Clayton, MO 63105.
(14)	Consists of (i) 256,576 shares of common stock held by Mr. Khosravi directly, (ii) 9,469 shares of common stock held by the Farhad Khosravi & Flora Shirzad Khosravi Trust u/a/d 10/19/2004, and (iii) 846,377 shares of common stock held by Incept, LLC.
(15)

Based on information provided in a Schedule 13G filed on February 12, 2015. These securities are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, formerly known as Wellington Management Company, LLP, which was an investment adviser to these clients as of December 31, 2014. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2014, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them except that (i) a Form 3 for CHV II, L.P. due on July 24, 2014 was filed late on August 8, 2014, (ii) a Form 4 for CHV II, L.P. for a transaction on July 30, 2014 was filed late on August 8, 2014, (iii) a Form 4 for Bruce Peacock for a transaction on August 21, 2014 was filed late on September 2, 2014 and (iv) a Form 4 for Eric Ankerud for a transaction on July 30, 2014 was filed late on March 6, 2015.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ocular Therapeutix, Inc., 34 Crosby Drive, Suite 105, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357-4000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2016 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 34 Crosby Drive, Suite 105, Bedford, MA 01730, Attention: Chief Financial Officer, no later than December 26, 2015, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2016 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 2, 2016, and no later than March 3, 2016, provided that if the date of the 2016 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2016 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2016 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2016 Annual Meeting of Stockholders was made, whichever occurs first.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

OCULAR THERAPEUTIX, INC.

34 CROSBY DRIVE, SUITE 105

BEDFORD, MA 01730

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following class I directors to serve until 2018:
		☐	☐	☐
1.	Election of Directors
Nominees

01	James Garvey 02 Charles Warden

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2	To ratify the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

0000244084_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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OCULAR THERAPEUTIX, INC.

Annual Meeting of Stockholders

June 11, 2015 8:30 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Amar Sawhney and Brad Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of OCULAR THERAPEUTIX, INC. that the stockholders is/are entitled to vote at the Annual Meeting of stockholders to be held at 8:30 AM, EST on June 11, 2015, at 34 Crosby Drive, Suite 105, Bedford, MA 01730, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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